UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2009

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Today, September 3, 2009, Dollar Tree, Inc. issued a press release announcing that its Board of Directors will recommend at the Annual Meeting in 2010 that its shareholders support an amendment to the Company’s articles of incorporation to declassify the Board.  A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in item 7.01, including that incorporated by reference, is being furnished to the Securities and Exchange Commission.  Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

In a related action, the Dollar Tree Board, by a unanimous vote, declined to accept the resignation of Thomas A. Saunders, its Lead Director.  Mr. Saunders received 49.5% “For” and 50.5% “Withheld” votes at the Company’s Annual Meeting in June 2009 and was properly elected a director under applicable law.  Under Company policy, Mr. Saunders was required to offer his resignation because he received less than a majority of votes cast in an uncontested election.  The majority Withhold vote against Mr. Saunders was prompted by the Board’s previous decision to retain its classified structure.  The Board considers that the cause for the Withhold has been removed because it has now decided to recommend at the Annual Meeting in 2010 that its shareholders support an amendment to the Company’s articles of incorporation to declassify the Board, and further considers Mr. Saunders’ services to be invaluable.  Therefore, the Board rejected Mr. Saunders' offer to resign.

Item 9.01. Financial Statements and Exhibits.

(c)         Exhibits.

99.1         Press Release dated September 3, 2009 issued by Dollar Tree, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOLLAR TREE, INC.

Date: September 3, 2009	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer

EXHIBITS

Exhibit 99.1 - Press release dated September 3, 2009 issued by Dollar Tree, Inc.